Exhibit 4.1


                         FIRST SUPPLEMENTAL INDENTURE (this "First
                    Supplemental Indenture") dated as of December 21, 1999, among AMTRAN, INC., an Indiana corporation, as issuer (the "Company"), American Trans Air, Inc., Ambassadair Travel Club, Inc., ATA Leisure Corp. (formerly known as ATA Vacations, Inc.), Amber Travel, Inc., American Trans Air Training Corporation, American Trans Air Execujet, Inc., Amber Air Freight Corporation (each, an Indiana corporation) (the "Original Guarantors") and Chicago Express Airlines, Inc., (a Georgia Corporation), ("Chicago Express" and together with the Original Guarantors, the "Guarantors"), as guarantors and First Security Bank, N.A., a national banking association, as trustee (the "Trustee").

          WHEREAS each of the Company, the Original Guarantors and the Trustee have heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of July 24, 1997, providing for the issuance of the Company's 10 1/2% Senior Notes due 2004 (the "Notes", which term shall include any additional notes (the "Additional Notes") issued under the Indenture as supplemented hereby on or after the date hereof;

          WHEREAS Section 2.03 of the Indenture provides that subject to Article Four the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is unlimited;

          WHEREAS Section 2.15 of the Indenture permits the Company, subject to certain conditions, to issue Additional Notes under the Indenture which, together with the Notes issued heretofore, shall be treated as a single class for all purposes under the Indenture;

          WHEREAS Section 9.01(1) of the Indenture provides that without notice to or the consent of any Holders, the Company and the Guarantors, when authorized by a resolution of their Board of Directors, and the Trustee may amend or supplement the Indenture to cure any ambiguity, defect or inconsistency and Section 9.01(7) of the Indenture provides that without notice to or the consent of any Holders, the Company and the Guarantors, when authorized by a resolution of their Board of Directors, and the Trustee may amend or supplement the Indenture to make any change that does not adversely affect the rights of any Holder in any material respect;

          WHEREAS the purpose of this First Supplemental Indenture is (i) to make conforming adjustments to the Indenture with respect to the issuance of Additional Notes as contemplated by Section 2.15 of the Indenture and (ii) to cause Chicago Express Airlines, Inc. to provide a Subsidiary Guarantee of the Notes containing the same provisions as those contemplated by Section 4.07 of the Indenture; and

          WHEREAS the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects.


          NOW THEREFORE, the Company, the Guarantors and the Trustee hereby agree that the following Sections of this First Supplemental Indenture supplement and amend the Indenture with respect to the issuance of Additional Notes proposed to be issued thereunder on or after the date of this First Supplemental Indenture:

          SECTION 1. Definitions. (a) Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

          (b) Solely for purposes of this First Supplemental Indenture and any Additional Notes originally issued under the Indenture on or after the date of this First Supplemental Indenture, the following terms shall have the indicated meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):

          "Closing Date", solely for the purposes of Section 2.03 with respect to Additional Notes, means the date on which any Additional Notes are originally issued under the Indenture on or after the date of this First Supplemental Indenture.

          "Exchange Notes" means any securities of the Company containing terms identical to the Notes (except that such Exchange Notes shall be registered under the Securities Act) that are issued and exchanged for the Notes pursuant to a Registration Rights Agreement and the Indenture.

          "Guarantors" means American Trans Air, Inc., Ambassadair Travel Club, Inc., ATA Leisure Corp. (formerly known as ATA Vacations, Inc.), Amber Travel, Inc., American Trans Air Training Corporation, American Trans Air Execujet, Inc. and Amber Air Freight Corporation (each, an Indiana corporation) and Chicago Express, until a successor replaces any Guarantor pursuant to Article Five of the Indenture and thereafter means the successor of such Guarantor, and any Restricted Subsidiary that executes a Subsidiary Guarantee.

          "Registration Rights Agreement" means a registration rights agreement, among the Company, the Guarantors and one or more investment banks that act as initial purchasers in the distribution of Notes, including the Registration Rights Agreement dated as of December 21, 1999 between the Company, the Guarantors and Deutsche Bank Securities Inc.

          "Registration Statement" means a Registration Statement as defined and described in a Registration Rights Agreement.

          "Shelf Registration Statement" has the meaning provided in a Registration Rights Agreement.

          SECTION 2. Payment of Interest. Whenever Additional Notes are issued that will constitute restricted securities under the Securities Act of 1933, interest on such Additional Notes will accrue from the date of original issue of such Additional Notes. Certificates representing such Additional Notes may bear a legend to the foregoing effect.

          SECTION 3. Subsidiary Guarantee. (a) Pursuant to Section 4.07, Chicago Express, a Restricted Subsidiary of the Company, hereby provides a Subsidiary Guarantee of payment of the Notes as set forth below.

          (b) Subject to the provisions of this Section 3, Chicago Express, as primary obligor and not merely as surety, hereby fully, unconditionally and irrevocably guarantees on a senior basis to each Holder and to the Trustee on behalf of the Holders (a "Subsidiary Guarantee"): (i) the due and punctual payment of the principal of, premium, if any, on and interest on each Note, when and as the same shall become due and payable, whether, by acceleration, required repurchase (including by reason of Change of Control), call for redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful (in each case including interest accruing on or after filing of any petition in bankruptcy or reorganization relating to the Company or any Guarantor, whether or not a claim for post filing interest is allowed in such proceeding), and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Note and the Indenture and (ii) in the case of any extension of time of payment or renewal of any Note or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration, required repurchase (including by reason of Change of Control), call for redemption or otherwise. Chicago Express hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the debt evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon and as provided in Section 8.01 and Section 8.02 (subject to Section 8.06) of the Indenture. The obligations of Chicago Express hereunder shall not be affected by any failure or delay of the Trustee to exercise any right or remedy under this First Supplemental Indenture, the Indenture, the Notes or this Subsidiary Guarantee. The maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Section 3. In the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Section 3. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Six of the Indenture, the Trustee shall promptly make a demand for payment on the Notes under the Subsidiary Guarantee provided for in this
Section 3.

          The Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant portion of the Company's assets, and if the Trustee or the Holder of any Note is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or the Guarantors, any amount paid to the Trustee or such Holder in respect of a Note, this Subsidiary Guarantee, to the extent theretofore discharged, shall continue to be effective or be reinstated in full force and effect, as the case may be, all as though such payment has not been made. Chicago Express further agrees, to the fullest extent that it may lawfully do so, that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations Guaranteed hereby.

          Chicago Express hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of its obligations under this Subsidiary Guarantee and the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights until such time as the Notes and all of the Company's other obligations being guaranteed hereby shall have been indefeasibly paid in full. If any amount shall be paid to the Guarantors in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Notes shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantors for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Notes. Each of the Guarantors acknowledges that it will receive direct and indirect benefits from the issuance of the Notes pursuant to the Indenture and that the waivers set forth in this Section 3 are knowingly made in contemplation of such benefits.

          The Subsidiary Guarantee set forth in this Section 3 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

          (c) Subject to Section 3(f), nothing contained in this Section 3 or elsewhere in the Indenture or in the Notes is intended to or shall impair, as among any Guarantor and the Holders, the obligation of such Guarantor, which is absolute, unconditional and irrevocable, upon failure by the Company, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

          Without limiting the foregoing, nothing contained in this Section 3 will restrict the right of the Trustee or the Holders to take any action to declare the Subsidiary Guarantee to be due and payable prior to the Stated Maturity of the Notes pursuant to Section 6.02 of the Indenture or to pursue any rights or remedies hereunder.

          (d) Chicago Express shall give prompt written notice to the Trustee of any fact known to it which would prohibit the making of any payment to or by the Trustee in respect of the Subsidiary Guarantee pursuant to the provisions of this Section 3.

          (e) The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this
Section 3 will not be construed as preventing the occurrence of an Event of Default.

          (f) Notwithstanding any other provision of the Indenture or the Notes, the Subsidiary Guarantee shall not be enforceable against Chicago Express in an amount in excess of the net worth of Chicago Express at the time that determination of such net worth is, under applicable law, relevant to the enforceability of the Subsidiary Guarantee. Such net worth shall include any claim of any Subsidy against the Company for reimbursement and any claim against any grantor of a Subsidiary Guarantee or Note Guarantee for contribution.

          (g) Notwithstanding any other provision of the Indenture or the Notes, this Subsidiary Guarantee shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of this Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

SECTION 4. Additional Interest; Legends. Unless and until a Note is exchanged for an Exchange Note pursuant to a Registration Rights Agreement, each Note shall bear the legend set forth below on the face thereof.

          IF (I) THE SHELF REGISTRATION STATEMENT OR EXCHANGE OFFER REGISTRATION STATEMENT, AS APPLICABLE UNDER THE REGISTRATION RIGHTS AGREEMENT, IS NOT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR PRIOR TO 45 DAYS AFTER THE CLOSING DATE, (II) THE EXCHANGE OFFER REGISTRATION STATEMENT OR THE SHELF REGISTRATION STATEMENT, AS THE CASE MAY BE, IS NOT DECLARED EFFECTIVE WITHIN 150 DAYS AFTER THE CLOSING DATE, (III) THE REGISTERED EXCHANGE OFFER IS NOT CONSUMMATED ON OR PRIOR TO THE 30TH DAY AFTER THE DATE ON WHICH THE EXCHANGE OFFER REGISTRATION STATEMENT WAS DECLARED EFFECTIVE, OR
(IV) THE SHELF REGISTRATION STATEMENT IS FILED AND DECLARED EFFECTIVE BUT SHALL THEREAFTER CEASE TO BE EFFECTIVE AT ANY TIME PRIOR TO THE SECOND ANNIVERSARY OF ITS EFFECTIVE DATE (OTHER THAN AFTER SUCH TIME AS ALL NOTES HAVE BEEN DISPOSED OF)IN ACCORDANCE WITH THE TERMS OF THE REGISTRATION RIGHTS AGREEMENT, THEN ADDITIONAL INTEREST ("ADDITIONAL INTEREST") SHALL ACCRUE ON THE PRINCIPAL AMOUNT OF THIS NOTE, (A) IN THE CASE OF (I) ABOVE, COMMENCING ON THE DAY AFTER EITHER SUCH REQUIRED FILING DATE, AT A RATE OF .50% PER ANNUM FOR THE FIRST 90 DAYS IMMEDIATELY FOLLOWING EACH SUCH FILING DATE, SUCH ADDITIONAL INTEREST INCREASING BY AN ADDITIONAL 0.50% PER ANNUM AT THE BEGINNING OF EACH SUBSEQUENT 90-DAY PERIOD; (B) IN THE CASE OF (II) ABOVE, COMMENCING ON THE DAY AFTER EITHER SUCH REQUIRED EFFECTIVE DATE, AT A RATE OF
 .50% PER ANNUM FOR THE FIRST 90 DAYS IMMEDIATELY FOLLOWING EACH SUCH FILING DATE, SUCH ADDITIONAL INTEREST INCREASING BY AN ADDITIONAL 0.50% PER ANNUM AT THE BEGINNING OF EACH SUBSEQUENT 90-DAY PERIOD; (C) IN THE CASE OF (III) ABOVE, COMMENCING ON THE 31ST DAY AFTER SUCH EFFECTIVE DATE, AT A RATE OF .50% PER ANNUM FOR THE FIRST 90 DAYS IMMEDIATELY FOLLOWING EACH SUCH FILING DATE, SUCH ADDITIONAL INTEREST INCREASING BY AN ADDITIONAL 0.50% PER ANNUM AT THE BEGINNING OF EACH SUBSEQUENT 90-DAY PERIOD; OR (D) IN THE CASE OF (IV) ABOVE, COMMENCING ON THE DAY AFTER SUCH SHELF REGISTRATION STATEMENT CEASES TO BE EFFECTIVE, AT A RATE OF .50% PER ANNUM FOR THE FIRST 90 DAYS IMMEDIATELY FOLLOWING EACH SUCH FILING DATE, SUCH ADDITIONAL INTEREST INCREASING BY AN ADDITIONAL 0.50% PER ANNUM AT THE BEGINNING OF EACH SUBSEQUENT 90-DAY PERIOD; PROVIDED, HOWEVER, THAT

THE ADDITIONAL INTEREST RATE ON THE NOTES MAY NOT EXCEED IN THE AGGREGATE 2.0%; PROVIDED FURTHER, HOWEVER, THAT ANY AND ALL AMOUNTS OF ADDITIONAL INTEREST PAID IN ACCORDANCE WITH SECTION 1 OF THIS NOTE SHALL BE CREDITED AGAINST THE ADDITIONAL INTEREST SET FORTH ABOVE.

          SECTION 5. This First Supplemental Indenture. This First Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

          SECTION 6. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 7. Counterparts. This First Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

          SECTION 8. Headings. The headings of this First Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

          SECTION 9. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture.

          SECTION 10. Separability. In case any one or more of the provisions contained in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture, but this First Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.


          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

                                             AMTRAN, INC.,
                                                as Issuer,

                                                by: /s/ Kenneth K. Wolff
                                                    ---------------------------
                                                      Name:  Kenneth K. Wolff
                                                      Title: Executive Vice
                                                             President & CFO


                                             AMERICAN TRANS AIR, INC.,
                                                as Guarantor,

                                                by: /s/ Kenneth K. Wolff
                                                    ---------------------------
                                                      Name:  Kenneth K. Wolff
                                                      Title: Executive Vice
                                                             President & CFO


                                             AMBASSADAIR TRAVEL CLUB, INC.,
                                                as Guarantor,

                                                by: /s/ Kenneth K. Wolff
                                                    ---------------------------
                                                      Name:  Kenneth K. Wolff
                                                      Title: Executive Vice
                                                             President & CFO


                                             ATA LEISURE CORP. (formerly known
                                             as ATA VACATIONS, INC.),
                                                 as Guarantor,

                                                by: /s/ Kenneth K. Wolff
                                                    ---------------------------
                                                      Name:  Kenneth K. Wolff
                                                      Title: Executive Vice
                                                             President & CFO


                                             AMBER TRAVEL, INC.,
                                               as Guarantor

                                                by: /s/ Kenneth K. Wolff
                                                    ---------------------------
                                                      Name:  Kenneth K. Wolff
                                                      Title: Executive Vice
                                                             President & CFO

                                             AMERICAN TRANS AIR TRAINING
                                             CORPORATION,
                                                as Guarantor,

                                                by: /s/ Kenneth K. Wolff
                                                    ---------------------------
                                                      Name:  Kenneth K. Wolff
                                                      Title: Executive Vice
                                                             President & CFO


                                             AMERICAN TRANS AIR EXECUJET, INC.,
                                                as Guarantor,

                                                by: /s/ Kenneth K. Wolff
                                                    ---------------------------
                                                      Name:  Kenneth K. Wolff
                                                      Title: Executive Vice
                                                             President & CFO


                                             AMBER AIR FREIGHT CORPORATION,
                                                as Guarantor,

                                                by: /s/ Kenneth K. Wolff
                                                    --------------------------
                                                      Name:  Kenneth K. Wolff
                                                      Title: Executive Vice
                                                             President & CFO


                                             CHICAGO EXPRESS AIRLINES, INC.,
                                                as Guarantor,

                                                by: /s/ Stephen Cooper
                                                    ---------------------------
                                                      Name:  Stephen Cooper
                                                      Title: Acting President

                                             FIRST SECURITY BANK, N.A.,
                                                as Trustee,

                                               by /s/ Greg A. Hawley
                                                  -----------------------------
                                                 Name:  Greg A. Hawley
                                                 Title: Vice President